SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2002

Glacier Water Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11012	33-0493559
(Commission File Number)	(IRS Employer Identification No.)

2651 La Mirada Drive, Suite 100 Vista, California	92083-8435
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 560-1111

Item 5.  Other Events.

Glacier Water Services, Inc. (the “Company”) is the defendant in an action brought by the Environmental Law Foundation in December 2002 in California Superior Court. The complaint in this action claims that some of the Company’s machines failed to reduce chemical byproducts of the chlorination process found in the source municipal water to the maximum level specified in a California statute and accordingly alleges that the Company is engaging in unlawful and fraudulent business practices and false advertising. The Company believes, however, that the California statute should be preempted by a federal standard, with which the Company is in compliance, and the Company has been informed by representatives of the California Department of Health Services that it agrees that the California statute, if challenged, would be preempted. The complaint does not allege any claims based on the safety of the Company’s water.

The complaint seeks injunctive relief and repayment of unspecified amounts to customers. The Company intends to vigorously defend against the claims and does not believe that it will have any material liability in connection with this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLACIER WATER SERVICES, INC.

Date: December 23, 2002
	By:	/s/ W. DAVID WALTERS
Senior Vice President, Chief Financial Officer and Secretary